UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, John D. Moran was appointed to the executive officer position of Vice President, General Counsel & Secretary of GrafTech International Ltd. Mr. Moran joined GrafTech in May 2006 as Deputy General Counsel, and his primary responsibilities included counseling the Company with respect to corporate governance, regulatory compliance, and commercial and transactional matters. Since July 2008, he has been serving as Acting General Counsel.

From December 1996 to April 2006, Mr. Moran was employed by Corrpro Companies, Inc., a leading publicly traded provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. At Corrpro, he served as General Counsel, Senior Vice President & Secretary, managed the legal function, and oversaw the risk management, human resources and safety functions. From January 1987 to December 1996, he was employed as In-House Counsel and Corporate Secretary for Sealy Corporation and managed the legal function for one of the world’s largest bedding and sleep products manufacturer. He began his career in 1984 as a tax accountant with Grant Thornton and became a certified public accountant in 1986. Mr. Moran, age 51, received a Bachelor of Business Administration in 1980 and Juris Doctorate in 1983 from Cleveland State University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 1, 2009	By:	/s/ Mark R. Widmar
Mark R. Widmar Chief Financial Officer and Vice President